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                                  EXHIBIT 99.2


                                 Press Release


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                          [GLOBAL PAYMENTS LETTERHEAD]


FOR IMMEDIATE RELEASE

Contact:  Betty Feezor,  (404) 728-2916


              Global Payments Inc. Adopts Shareholder Rights Plan

     Atlanta, Georgia, January 29, 2001--Global Payments Inc. (NYSE-GPN) announced that its Board of Directors has adopted a shareholder rights plan on January 26, 2001.

     The shareholder rights plan, first described in the Form 10 filed with the Securities and Exchange Commission on September 8, 2001, is intended to enable all shareholders to realize the long-term value of their investment in Global Payments.

     In connection with the adoption of the plan, the Board declared a dividend of one share purchase Right on each outstanding share of common stock. Future issuances of Global Payments' common stock will include share purchase rights. Generally, the Rights will be exercisable only if a person or group (other than certain entities explicitly named in the rights plan or certain existing shareholders) acquires 20% or more of Global Payments' common stock or announces a tender offer. Each Right will entitle shareholders to buy one one-thousandth of a share of junior participating preferred stock of the Company at an exercise price of $100 per Right. Prior to the time they become exercisable, the Rights are redeemable for one cent per Right at the option of the Board.

     If Global Payments is acquired in a merger or other business combination initiated by a person or group that has acquired 20% or more of the Company's outstanding common stock, subject to certain exceptions detailed in the rights plan, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of shares of the acquiring company's common stock having a market value of twice such price.

     The Rights will be distributed on January 30, 2001 to shareholders of record as of the close of business on January 30, 2001. Unless earlier redeemed or exchanged by the Board of Directors, the Rights will expire at the close of business on January 26, 2011. Shareholders will receive additional information from Global Payments on the plan within the near future and do not need to take any action to receive the Rights.

     Global Payments provides electronic transaction processing and funds transfer services to merchants, corporations, financial institutions, and government agencies.
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     When used  in this press release and elsewhere by management of Global
Payments, from time to time, the words "believes," "anticipates," "expects," "intends," "plans" and similar expressions and statements that necessarily are dependent on future events are intended to identify forward-looking statements concerning Global Payments' business operations, economic performance and financial condition, including in particular, Global Payments' business strategy and means to implement that strategy, the amount of future capital expenditures, the success in developing and introducing new products and expanding its business, and the timing of the introduction of new and modified products or services. For these statements, the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 is applicable and invoked. These statements are based on a number of assumptions and estimates that are inherently subject to significant risks, uncertainties and contingencies, many of which are beyond the control of Global Payments, and reflect business decisions regarding future conditions that are subject to change. A variety of factors could cause actual results to differ materially from those anticipated in Global Payments' forward-looking statements, many of which are discussed from time to time in the Company's reports and other information filed with the Securities and Exchange Commission ("SEC"). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Global Payments undertakes no obligations to update forward-looking or other statements or to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or thereof, as the case may be, or to reflect the occurrence of unanticipated events.

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